UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 25, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas		75-2142963
(State or other jurisdiction of incorporation)	0-20774 (Commission File Number)	(IRS Employer Identification No.)

1231 Greenway Drive, Suite 600 Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
New Credit Services Agreement
On February 25, 2006, ACE’s wholly owned subsidiary ACS Credit Services, LLC (“ACS”), a licensed credit services organization in Texas, entered into a Credit Services Agreement (the “Agreement”) with True Financial Services, LP (“Lender”), under which ACS will offer and provide credit services to consumers in Texas who desire to apply for small, short-term loans offered by Lender (“Loans”) and will also provide certain administrative services to Lender in connection with those Loans. ACS will perform those services under the Agreement at each owned location of ACE in Texas beginning in March 2006. The Agreement will continue in effect until February 25, 2009, subject to annual renewals thereafter, unless either party gives 60 days’ notice of nonrenewal, and subject to the parties’ respective rights to terminate earlier upon the occurrence of the events of default and certain other events (such as any adverse law or regulatory action) described in the Agreement.
Under the Agreement, Lender will be solely responsible for:
•	establishing credit and underwriting criteria for its Loans,

•	deciding (in its sole discretion) whether or not to make a Loan to any applicant,

•	extending credit to the borrowers of its Loans (“Borrowers”) and funding each Loan it decides to make, and

•	generally managing its Loan program, subject to ACS’s obligations under the Agreement.
Each Loan will be made only upon the terms determined by Lender, which will be set forth in loan documents between Lender and each of the Borrowers. Lender will charge the Borrower under each Loan a rate of interest of no more than ten percent (10%) per annum.
The Agreement contemplates that ACS will render credit services to consumers at or from the locations of ACE in Texas and that, as part of and consistent with those credit services, ACS will:
•	determine (in its sole discretion) those consumers to whom it will provide credit services, and enter into a written contract with each of those consumers for those services,

•	assist consumers in obtaining Loans from Lender in accordance with Lender’s policies,

•	provide certain disclosures and forms of agreement to each prospective Borrower and assist prospective Borrowers in completing applications for Loans,

•	transmit Loan applications to Lender or a third-party agent of Lender to apply Lender’s underwriting criteria to the Loan applications,

•	receive Lender’s decision regarding each Loan application and communicate that decision to each applicant,

•	when Lender determines to make a Loan to an applicant, assist the applicant in completing Lender’s agreements and documents for a Loan,

•	issue in favor of each Borrower a letter of credit of ACS in favor of Lender as collateral to Lender for the full amount of the Loan plus accrued interest and a portion of certain fees,

•	assist in the disbursement of the Loan proceeds to the Borrower by delivering a proceeds draft of Lender, and providing cash for that proceeds draft, and

•	provide payment and servicing activities regarding the Loans, including forwarding any Loan payments received by it to Lender.
Each contract between ACS and a person to whom it provides credit services will indicate the services to be provided by ACS and the amount and terms of payment of the credit services fee to be paid by that person, if that person becomes a Borrower. The amount of that fee is determined solely by ACS. Lender will not be entitled to, nor will ACS pay to Lender, all or any portion of the credit services fees received by ACS from Borrowers for the credit services to the Borrowers. The Agreement includes ACS’s grant of a right of first refusal in favor of Lender regarding short-term loans offered to persons with whom ACS enters into a credit services contract; the scope of that right depends on the aggregate amount of or related to the Loans (principal, interest, and fees to Lender) outstanding. The Agreement also includes a cap on the aggregate amount of or related to the Loans (principal, interest, and fees to Lender) that Lender intends to have outstanding at any time.
The decision by ACS to issue its letter of credit on behalf of any Borrower will be made by ACS, in its sole discretion, when ACS determines to enter into a credit services contract with that prospective Borrower. Under the Agreement, Lender may draw on the letter of credit, as a result of the default by a Borrower in the payment of a Loan or the occurrence of any other event of default under the loan agreement between Lender and the Borrower, for an amount equal to the amount of the Loan, plus all accrued interest and a portion of certain fees due to the Lender. In connection with the Agreement, ACE has agreed to execute and deliver a Guaranty in favor of Lender with respect to all liabilities and obligations of ACS under the Agreement, including its letters of credit.
Under the Agreement, ACS has agreed to indemnify Lender and its affiliates against substantially all of the liabilities and expenses that may result from any third-party claims (including any governmental or regulatory claims) arising from the Loans and other activities contemplated by the Agreement.
Second Amendment to Agreement
On February 28, 2006, ACE entered into a Second Amendment to Credit Agreement (the “Second Amendment”) to amend its existing First Amended and Restated Credit Agreement dated as of July 30, 2004, as amended, with a syndicate of bank lenders led by Wells Fargo Bank, National Association (“Wells Fargo Bank”) as administrative agent. The Second Amendment effected various amendments to the existing credit agreement, including the following:
•	The term of the credit agreement, and the maturity date of ACE’s revolving credit facilities, is extended from June 30, 2008 to December 31, 2010.

•	The maximum amount of the primary revolving credit facility is increased from $140 million to $200 million. ACE may also request an increase in this facility of up to $25 million during the term of the credit agreement. Such an increase is subject to the lenders’ agreement, but does not require an amendment to the credit agreement.

•	The maximum amount of the seasonal revolving credit facility, available from January 1 through March 15 of each year during the term of the credit agreement, is increased from $60 million to $75 million.

•	The interest rate applicable to borrowings under the credit facilities is decreased. The borrowings bear interest at a variable annual rate, depending on ACE’s leverage ratio, equal to, at ACE’s discretion, either:
•	The sum of (a) the greatest of (i) the prime rate publicly announced by Wells Fargo Bank, (ii) one percent plus the rate of interest on the secondary market for three-month certificates of deposit reported by the Board of Governors of the Federal Reserve System (the “Board of Governors”), multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum reserve percentages required by the Board of Governors to which Wells Fargo Bank is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities of approximately three months plus the annual assessment rate that is payable by a member of the Bank Insurance Fund classified as “well capitalized,” and (iii) the federal funds rate plus 0.5%; plus (b) a margin that varies from .75% to 1.75% per annum based on ACE’s debt-to-EBITDA ratio. (For this ratio, “EBITDA” is our earnings before interest, taxes, depreciation, and amortization.) This interest rate adjusts on a daily basis.

•	The sum of (a) the London Interbank Offered Rate (“LIBOR”) for (at ACE’s discretion) one-, two-, three- or six-month maturities, multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum reserve percentages required by the Board of Governors to which Wells Fargo Bank is subject for Eurocurrency funding, plus (b) a margin that varies from 1.75% to 2.75% per annum based on our debt-to-EBITDA ratio. This interest rate adjusts, at ACE’s discretion, at one-, two-, three-, or six-month intervals, in accordance with the corresponding LIBOR.

•	The sum of (a) LIBOR for one-month maturities, plus (b) a margin that varies from 1.75% to 2.75% per annum based on our debt-to-EBITDA ratio. This interest rate adjusts on a daily basis.
•	The commitment fee payable to the lenders, based on the average daily unused portion of the credit facility, varies from .30% per annum to .50% per annum based on ACE’s debt-to- EBITDA ratio.

•	Both the covenant that limited the amount of ACE’s annual capital expenditures and the covenant that required ACE to enter into interest-rate swap agreements are deleted.

•	The covenant regarding the minimum net worth that ACE must maintain now requires that ACE’s consolidated net worth be at least an amount equal to $175.5 million, plus 75% of all quarterly net income (without deduction for any quarterly loss), plus 100% of the net proceeds of any equity offering.

•	ACE is permitted to incur additional indebtedness to sellers as part of any permitted acquisitions of assets or capital stock of one or more other entities in the retail financial services business.
The Second Amendment also reflects the substitution of three new lenders for two existing lenders in the syndicate.

In all other material respects, the terms of the existing credit agreement remain unchanged and in effect.
Amendment No. 3 to Money Order Agreement
On February 28, 2006, ACE also entered into Amendment No. 3 to Money Order Agreement to amend its existing Money Order Agreement dated as of April 16, 1998, as amended, with MoneyGram Payment Systems, Inc. (successor in interest to Travelers Express Company, Inc.) (“MPS”). The amendment reflects and corresponds with certain of the amendments to ACE’s existing credit agreement effected by the Second Amendment, as described above. The amendment to the Money Order Agreement:
•	Updates references to the First Amended and Restated Intercreditor Agreement to which the bank lenders and MPS are parties as well as to the credit agreement as amended by the Second Amendment.

•	Obligates ACE to deliver to MPS copies of certain reports that it must deliver to the administrative agent under the credit agreement as amended by the Second Amendment.

•	Includes a release of MPS’s security interest in certain cash holdings of ACE that are intended to meet certain regulatory requirements of part of ACE’s business.
Forward-looking Statements
This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in this Report and ACE’s other reports filed with the Securities and Exchange Commission, such as:
•	ACE’s relationships with Republic Bank & Trust Company (“Republic”), First Bank of Delaware (“FBD”), Travelers Express Company, Inc. and its affiliates, and ACE’s lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact to ACE’s earnings derived from the loans offered by Republic and the loans offered by FBD at ACE’s stores in Texas, Pennsylvania and Arkansas from (A) the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months and (B) ACE’s announced plans to cease offering loans made by Republic and loans made by FBD at ACE stores in Texas in March 2006 and to cease offering loans made by Republic in ACE stores in Arkansas and Pennsylvania in June 2006;

•	any litigation;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.
ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits.
10.1	Second Amendment to Credit Agreement dated as of February 28, 2006, among ACE, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent for the lenders, with the Schedules and the Exhibits thereto.

10.2	Amendment No. 3 to Money Order Agreement dated as of February 28, 2006, between ACE and MoneyGram Payment Systems, Inc. (successor in interest to Travelers Express Company, Inc.).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: March 2, 2006	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amendment to Credit Agreement dated as of February 28, 2006, among ACE, the lenders named therein, and Wells Fargo Bank, National Association, as administrative agent for the lenders, with the Schedules and the Exhibits thereto.

10.2	Amendment No. 3 to Money Order Agreement dated as of February 28, 2006, between ACE and MoneyGram Payment Systems, Inc. (successor in interest to Travelers Express Company, Inc.).